EXHIBIT IX


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT IN COMPLIANCE THEREWITH OR PURSUANT TO AN EXEMPTION THEREFROM.



                    AMERICAN MOBILE SATELLITE CORPORATION


                    WARRANT FOR THE PURCHASE OF SHARES OF
           COMMON STOCK OF AMERICAN MOBILE SATELLITE CORPORATION


NO. ___                                                    WARRANT TO PURCHASE
                                                                625,000 SHARES


          FOR VALUE RECEIVED, AMERICAN MOBILE SATELLITE CORPORATION, a Delaware corporation (the "Company"), hereby certifies that SINGAPORE TELECOMMUNICATIONS LTD., its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, Six Hundred Twenty Five Thousand (625,000) (the "Warrant Share Amount") fully paid and non-assessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The Warrant Share Amount and the Exercise Price are subject to adjustment from time to time as hereinafter set forth.

               DEFINITIONS.    The  following  terms, as used herein, have the
following meanings:

          "Accepted Alien Ownership Percentage Limitation" means 24.99% or, in the event of a modification of the Alien Ownership Restrictions subsequent to the date hereof, such percentage limitation upon the Company's Alien ownership as may be in effect from time to time as a result of such modification, less 0.01%.

          "Alien" means any alien or a representative thereof, or a foreign government or a representative thereof, or a corporation or other entity organized under the laws of any foreign government.

          "Alien Ownership Percentage" means, with respect to any Person, the percentage of total ownership in such Person owned of record, as well as the percentage of total ownership in such Person voted, by Aliens; provided, that if under the Alien Ownership Restrictions such Person would be deemed to have a percentage of total ownership owned of record or voted by Aliens other than the actual percentage so owned or voted, then such Person's Alien Ownership Percentage shall be such deemed percentage.

          "Alien Ownership Restrictions" means Section 310(b) of the Communications Act, as modified by any interpretation, ruling or order of the Federal Communications Commission (or any successor agency) applicable to the Company or any of its subsidiaries.

          "AMSC" means AMSC Subsidiary Corporation, a Delaware corporation dually incorporated as a Virginia public service corporation.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "Communications Act" means the Communications Act of 1934, as amended, or any successor statute.

          "Credit Agreements" means, collectively, that certain Term Loan Agreement providing for up to $150,000,000 of term loans and that certain Revolving Credit Facility Agreement providing for up to $75,000,000 of revolving loans, in each case as described in the Guaranty Issuance Agreement.

          "Current Market Price Per Common Share" has the meaning set forth in Section 10.D.

          "Exercise Date" means the applicable date of exercise of this Warrant, as indicated on the Warrant Exercise Notice delivered by the Holder.

          "Exercise Price" means initially $24.00 per Warrant Share, as adjusted from time to time.

          "Expiration Date" means June 28, 2001, at 5:00 p.m. New York City time.

          "Guaranty Issuance Agreement" means that certain Guaranty Issuance Agreement dated as of June 28, 1996 by and among the Company, AMSC, Hughes Electronics Corporation, Singapore Telecommunications Ltd. and Baron Capital Partners, L.P.

          "Holder's Guaranty" means the guaranty by the Holder of a specified portion (as it may be adjusted from time to time) of the obligations of AMSC under the Credit Agreements.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Warrant Exercise Notice" means the Warrant Exercise Notice forming a part hereof.

          "Warrant Margin" means, on any date, the difference of (x) the greater of (A) the average of the Closing Prices (as defined in Section 10.D) on each of the 20 trading days immediately preceding such date and (B) the Closing Price on the trading day two trading days prior to such date, minus
(y) the Exercise Price.

          "Warrant Share Amount" has the meaning set forth in the preamble hereof.

          "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.


        2.       EXERCISE OF WARRANT.

           A. Subject to Section 15 hereof, the Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, to and including the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company at its address set forth in Section 12 hereof a Warrant Exercise Notice substantially in the form annexed hereto and shall deliver to the Company (x) this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, and (y) subject to Section 2.B, payment of the Exercise Price then in effect for such Warrant Shares. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

          B. The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company or by cancellation of indebtedness owed to the Holder or by any combination of such methods. In the alternative, the Holder may exercise its right to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Holder will receive that number of Warrant Shares (and such other consideration) otherwise issuable (or payable) upon exercise of this Warrant less that number of Warrant Shares having an aggregate Current Market Price Per Common Share on the Exercise Date equal to the aggregate Exercise Price that would otherwise have been paid by the Holder for the Warrant Shares. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of this Warrant and the issue and delivery of the Warrant Shares.

          C. If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee(s) pursuant to Section 8 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          D. Except as otherwise provided in Section 3, upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or its transferee(s) as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 7 below.

    3.         OWNERSHIP  LIMITATION.    If  at  any  time the exercise of any
Warrants pursuant to Section 2 would cause the Company's Alien Ownership Percentage to exceed the Accepted

Alien Ownership Percentage Limitation, then in lieu of issuing shares of Common Stock pursuant to Section 2:

       A. the Company shall issue to each Holder exercising Warrants at such time (each an "Exercising Holder") whose Alien Ownership Percentage is less than or equal to the Accepted Alien Ownership Percentage Limitation the number of shares of Common Stock to which such Exercising Holder is entitled pursuant to Section 2;



       B. the Company shall issue to each Exercising Holder whose Alien Ownership Percentage is greater than the Accepted Alien Ownership Percentage Limitation (each, an "Affected Exercising Holder") a number of shares of Common Stock equal to the quotient of (x) the product of (A) the number of shares of Common Stock that, immediately after giving effect to any issuances of Common Stock pursuant to the foregoing Section 3.A, could be issued to a Person with a 100% Alien Ownership Percentage without causing the Company's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, multiplied by (B) the number of shares of Common Stock to which such Affected Exercising Holder would be entitled pursuant to Section 2 but for the application of this Section 3, divided by (y) the product of (A) the aggregate number of shares of Common Stock to which all Affected Exercising Holders would be entitled pursuant to Section 2 but for the application of this Section 3, multiplied by (B) such Affected Exercising Holder's Alien Ownership Percentage; provided that in no event shall the number of shares of Common Stock issuable to any Affected Exercising Holder pursuant to this
Section 3.B exceed the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to Section 2 but for the application of this Section 3; and

        C. the Company shall deliver by wire transfer of immediately available funds to the account of each Affected Exercising Holder specified in such Affected Exercising Holder's Warrant Exercise Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Affected Exercising Holder would have been entitled pursuant to Section 2 that are not issuable to such Affected Exercising Holder pursuant to the foregoing Section 3.B, multiplied by (y) the Warrant Margin on the Exercise Date.

   4. NASD LIMIT. Notwithstanding the provisions of Sections 2 and 3, in no event shall this Warrant be exercisable for an aggregate number of shares of Common Stock equal to or greater than such number of shares as would require the approval of the Company's stockholders pursuant to Rule 4460(i)(1)(D) of the National Association of Securities Dealers, Inc. (the "NASD Limit") unless the Company's stockholders have, prior to any exercise of this Warrant that would require the issuance of Common Stock equal to or greater than the NASD Limit, approved the exercise of Warrants for an aggregate number of shares of Common Stock equal to or greater than the NASD Limit. If, upon any exercise of this Warrant, shares of Common Stock that would otherwise be issuable upon such exercise are not issuable due to the provisions of the foregoing sentence, then in lieu of issuing shares of Common Stock pursuant to Sections 2 or 3:

          (i) the Company shall issue the maximum number of shares of Common Stock, if any, issuable up to the NASD Limit; provided, that if more than one holder of Warrants is exercising Warrants at such time, such issuance shall be prorated in proportion to the number of shares of Common Stock to which each holder of Warrants exercising Warrants at such time would be entitled but for the provisions of this Section 4; and

          (ii) the Company shall deliver by wire transfer of immediately available funds to the account of each Exercising Holder specified in such Exercising Holder's Warrant Exercise Notice, an amount equal to the product of
(x) the number of shares of Common Stock to which such Exercising Holder would have been entitled pursuant to the foregoing Sections 2 and 3 that are not issuable to such Exercising Holder pursuant to the foregoing clause (i), multiplied by the Warrant Margin on the Exercise Date.

   5. RESTRICTIVE LEGEND. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation), each Warrant Certificate and any certificates evidencing Warrant Shares shall bear a legend substantially in the form of the legend set forth on the first page hereof, unless in the opinion of counsel reasonably satisfactory to the Company, such legend is no longer required by the Securities Act.

   6. RESERVATION OF SHARES. The Company hereby agrees that at all times it shall reserve for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

   7. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share on the Exercise Date.

   8.          EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

               A. The Company shall from time to time register the exchange or transfer of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

               B. Prior to any proposed transfer of the Warrants or the Warrant Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, the Holder will deliver to the Company, if so requested by the Company, an opinion of counsel reasonably satisfactory in form and substance to the Company, to the effect that the Warrants or Warrant Shares, as applicable, may be sold or otherwise transferred without registration under the Securities Act. Subject to the preceding sentence, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the foregoing, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled.

   9. LOSS OR DESTRUCTION OF WARRANT CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (if requested by the Company in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date representing the right to purchase an equivalent number of Warrant Shares.

   10.          ANTI-DILUTION PROVISIONS.


               A. In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock or other shares of the Company's capital stock, (ii) subdivide, split or reclassify the outstanding Common Stock into a larger number of shares, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the Warrant Share Amount shall be adjusted to equal the number of shares to which the holder of this Warrant would have been entitled upon the occurrence of such event if this Warrant had been exercised immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

               B. In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (excluding cash dividends, other cash distributions from current or retained earnings or dividends payable in Common Stock for which an adjustment has been made pursuant to Section 10.A), the Warrant Share Amount to be in effect after such record date shall be determined by multiplying the Warrant Share Amount in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Common Share, and the denominator of which shall be such Current Market Price Per Common Share on such record date, less the fair market value (determined by the Board of Directors of the Company; provided that if the Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Holder to determine such fair market value) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Share Amount shall again be adjusted to be the Warrant Share Amount which would then be in effect if such record date had not been fixed.

               C. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any outstanding securities of the Company that are convertible into, or exercisable or exchangeable for, Common Stock of the Company, then a corresponding adjustment shall be made hereunder to increase the Warrant Share Amount, but only to the extent that no such adjustment has been made pursuant to Sections 10.A or B hereof with respect to such event or for such other reason.

               D.        For the purpose of any computation under Section 3 or
Section 10.B hereof, on any determination date the "Current Market Price Per Common Share" shall be deemed to be the average (weighted by daily trading volume) of the Closing Prices (as defined below) per share of

Common Stock for
the 20 consecutive trading days immediately prior to such date. "Closing Price" means (1) if shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date shares of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as reasonably determined by the Board of Directors. If the Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Holder. For purposes of any computation under this Section 10, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

               E. Upon each adjustment of the Warrant Share Amount pursuant to this Section 10, the Exercise Price applicable to each Warrant outstanding prior to the making of the adjustment in the Warrant Share Amount shall thereafter be adjusted to reflect an adjusted Exercise Price (calculated to the nearest tenth of a cent) obtained from the following formula:

                         E' = E x  W
                              W'

where:

          E' = the adjusted Exercise Price per share following the adjustment of the Warrant Share Amount.

          E  =     the Exercise Price prior to adjustment.

          W' =     the adjusted Warrant Share Amount.

          W  =     the Warrant Share Amount prior to adjustment.


               F.          No  adjustment  in  the Warrant Share Amount or the
Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent of such amount; provided that any adjustments which by reason of this Section 10.F are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

               G. In the event that, at any time as a result of the provisions of this Section 10, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               H. Upon any adjustment pursuant to this Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of an officer of the Company setting forth the Warrant Share
Amount and Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and (ii) cause to be given to each registered Holder of this Warrant Certificate at the address as set forth in Section 12 written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be delivered pursuant to Section 13.B.

  11. REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any reclassification, redesignation, reorganization or recapitalization by the Company (other than as set forth in Section 10) or consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such reclassification, redesignation, reorganization, recapitalization, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised in full immediately prior to such reclassification, redesignation, reorganization, recapitalization, consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation, merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such reclassification, redesignation, reorganization, recapitalization, consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 11 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

    12. NOTICES. Any notice, demand or delivery authorized or required by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

          If to the Company:     American Mobile Satellite Corporation
                         10802 Parkridge Blvd.
                         Reston, VA 22091
                         Telecopy:  (703) 758-6134
                         Attention:  Randy Segal, General Counsel


          If to the Holder:      Singapore Telecommunications Ltd.
                         31 Exeter Road, Comcentre
                         Singapore  239732
                         Republic of Singapore
                         Telecopy: 011-65-732-0673
                         Attention: Dr. Chia Choon Wei

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or
(ii) if given by any other means, when received at the address specified herein.

  13.          NOTICES TO WARRANT HOLDERS.

     A. The Company shall provide to each Holder, at its address and in the manner set forth in Section 12, a notice of expiration of this Warrant not less than 90 nor more than 120 days prior to the Expiration Date.

     B.               In the event:

         a. the Company shall authorize the issuance to holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

         b. the Company shall authorize the distribution to holders of shares of Common Stock of assets, including cash, evidences of its indebtedness, or other securities; or

         c. of any reorganization, consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants, or a tender offer or exchange offer for shares of Common Stock; or

          d. of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          e. the Company proposes to take any action that would require an adjustment to the Warrant Share Amount or the Exercise Price pursuant to
Section 10 hereof;

then the Company shall cause to be given to each registered Holder of this Warrant Certificate, at least 20 days prior to the applicable record date hereinafter specified, or 20 days prior to the date of the event in the case of events for which there is no record date a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13.B or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

  14. RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders or any notice of any proceedings of the Company except as may be specifically provided for herein. Nothing contained herein shall impose any obligation on the Holder to purchase any securities or impose any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

  15.           LIMITATION  ON EXERCISE OF WARRANT; CANCELLATION OF WARRANTS.
Notwithstanding anything to the contrary in this Warrant, this Warrant shall be exercisable at any given time only for the number of Warrant Shares which is equal to the applicable Warrant Share Amount as in effect from time to time, minus the Warrant Share Amount multiplied by a fraction, the numerator of which is the amount which, due solely to the applicable Borrowing Limit (as defined in the Guaranty Issuance Agreement) in effect at such time, is not available to AMSC under the Credit Agreements and the denominator of which is $200,000,000 (provided, that if the numerator of such fraction is zero, there shall be no limitation on the exercise of this Warrant). In the event that AMSC receives a Guarantor's Notice (as defined in the Guaranty Issuance Agreement), the Company shall be entitled, upon written notice to the Holder, to cancel a portion of this Warrant such that the applicable Warrant Share Amount in effect at the time of delivery of the Guarantor's Notice shall equal the number of Warrant Shares determined in accordance with the preceding sentence.

  16. REGISTRATION RIGHTS. The Holder of this Warrant is entitled to certain registration rights with respect to the Warrant Shares issuable upon
the  exercise  thereof.    Said  registration  rights  are  set  forth  in  a
Registration Rights Agreement dated as of June 28, 1996, by and among the Company and certain holders of warrants of the Company named therein (the
"Registration  Rights  Agreement").    By  acceptance  of  this  Warrant
Certificate, the Holder hereof agrees that upon exercise of this Warrant, in whole or in part, such Holder will be bound by the Registration Rights
Agreement as a holder of Registrable Securities thereunder. The Company agrees that upon transfer of this Warrant, in whole or in part, pursuant to
Section  8  hereof,  the transferee shall be entitled to become a party to the

Registration Rights Agreement if not already a party thereto. A copy of the Registration Rights Agreement may be obtained by the Holder hereof upon written request to the Company.

  17. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

  18. AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

  19.           COUNTERPARTS.   This Warrant Certificate may be executed in any
number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


                           (signature page follows)

          IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of June 28, 1996.

                              AMERICAN MOBILE SATELLITE CORPORATION



                              By:/s/ Richard J. Burnheimer
                                 _______________________________
                              Name:  Richard J. Burnheimer
                              Title: Treasurer


Acknowledged and Agreed:

SINGAPORE TELECOMMUNICATIONS LTD.



By:/s/ Lim Toon
   ______________________________
Name:  Lim Toon
Title: Executive Vice President
       (International Services)

                           WARRANT EXERCISE NOTICE

              (To be delivered prior to exercise of the Warrant by execution of the Warrant Exercise Subscription Form)


To:  American Mobile Satellite Corporation
     10802 Parkridge Blvd.
     Reston, VA 22091

          The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.01 per share, of American Mobile Satellite Corporation. The undersigned intends to exercise the Warrant to purchase _____________ shares (the "Shares") [at $_______ per Share (the "Exercise Price")] [pursuant to the net exercise provisions of Section 2.B of the Warrant]. [The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check or by wire transfer of immediately available funds to an account to designated by the Company or by cancellation of indebtedness owed to the Holder (or a combination of such methods) as indicated below.]

          The undersigned hereby certifies that to the best of its knowledge its Alien Ownership Percentage as of the date hereof is_____________________.

Date:________________,______ .


                              ---------------------------------------
                              (Signature of Owner)


                              ---------------------------------------
                              (Street Address)


                              ---------------------------------------
                              (City)          (State)     (Zip Code)




Payment:     $ ___________               cash

             $ ___________               check

             $ ___________               wire transfer

             $ ___________               cancellation of indebtedness


[Wire Transfer Instructions, if required pursuant to Section 3 or 4 of the Warrant:______________________________________________________________________
_____________________________________________________________________________]

                      WARRANT EXERCISE SUBSCRIPTION FORM

              (To be executed only upon exercise of the Warrant
                  after delivery of Warrant Exercise Notice)


To:     American Mobile Satellite Corporation
        10802 Parkridge Blvd.
        Reston, VA 22091

          The  undersigned  irrevocably exercises the Warrant for the purchase
of                   shares (the "Shares") of Common Stock, par value $.01
per share, of American Mobile Satellite Corporation (the "Company") at $_______ per Share (the "Exercise Price") and herewith makes payment of $
                   (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by wire transfer or by cancellation of indebtedness owed to the Holder or any combination of such methods) (unless the undersigned Holder is exercising the Warrant pursuant to the net exercise provisions of Section 2.B of the Warrant), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto. If said number of Shares is less than all of the shares of Common Stock for which the Warrant is exercisable, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.


Date:__________________,_______ .



                              --------------------------------------
                              (Signature of Owner)


                              --------------------------------------
                              (Street Address)


                              --------------------------------------
                              (City)          (State)     (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number:__________________________

Name:_________________________________________________________________________

Street Address:_______________________________________________________________

City, State and Zip Code:_____________________________________________________


Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:__________________________

Name:_________________________________________________________________________

Street Address:_______________________________________________________________

City, State and Zip Code:_____________________________________________________

                          WARRANT ASSIGNMENT FORM


                                                          Dated,______,_____

          FOR VALUE RECEIVED,________________________________________________
hereby sells, assigns and transfers unto_____________________________________
____________________________________________________________(the "Assignee"),
(please type or print in block letters)


______________________________________________________________________________
                         (insert Assignee's address)

______________________________________________________________________________
          (insert Assignee's social security or taxpayer ID number)

its right to purchase up to ________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_____________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                   ___________________________________
                                   Signature


Signature Guarantee: